Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025 relating to the financial statements of Akero Therapeutics, Inc. and the effectiveness of Akero Therapeutics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Akero Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, NJ

February 27, 2025